Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the prospectus constituting a part of this registration statement of our report dated June 20, 2003, relating to the financial statements of ZN Vision Technologies AG for the years ended December 31, 2001 and 2002, appearing in the proxy statement filed by Viisage Technology, Inc. in connection with its acquisition of ZN Vision Technologies AG.

We also consent to the reference to us under the caption “Experts” in the prospectus.

Dusseldorf Germany December 23, 2003	BDO International GmbH
	/s/ DIRK ROSENBAUM	/s/ STEFAN BARTSCHER

	Dr. Rosenbaum	Bartscher